                                                                   EXHIBIT 10.28



                -----------------------------------------------

                                 LOAN AGREEMENT


                                     BETWEEN

                  THE MECKLENBURG COUNTY INDUSTRIAL FACILITIES
                    AND POLLUTION CONTROL FINANCING AUTHORITY

                                       AND

                            STERIGENICS INTERNATIONAL

                                   Dated as of
                                  March 1, 1996

                -----------------------------------------------

                          Relating to the Issuance of:

                                   $9,000,000
                The Mecklenburg County Industrial Facilities and
                      Pollution Control Financing Authority
                      Industrial Development Revenue Bonds
                (SteriGenics International Project), Series 1996

                -----------------------------------------------



      Certain rights of The Mecklenburg County Industrial Facilities and Pollution Control Financing Authority (the "Issuer") under this Loan Agreement have been assigned and pledged to, and are subject to a security interest in favor of Bank One, Columbus, N.A. Columbus, Ohio, as trustee (the "Trustee") under the Indenture of Trust, dated as of even date herewith, as amended or supplemented from time to time, between the Issuer and the Trustee, which secures $9,000,000 in aggregate principal amount of the Issuer's Industrial Development Revenue Bonds (SteriGenics International Project), Series 1996.

                                 LOAN AGREEMENT

                                TABLE OF CONTENTS

(The Table of Contents for this Loan Agreement is for convenience of reference only and is not intended to define, limit or describe the scope or intent of any provisions of this Loan Agreement.)

ARTICLE I
  DEFINITIONS AND CERTAIN RULES OF INTERPRETATION                               2
  Section 1.1.   Definitions                                                    2
  Section 1.2.   Certain Rules of Interpretation                                4
  Section 1.3.   Other Defined Terms                                            4

ARTICLE II
  REPRESENTATIONS                                                               5
  Section 2.1.   Representations by the Issuer                                  5
  Section 2.2.   No Representation or Warranty by Issuer as to Project          6
  Section 2.3.   Representations by the Company                                 6
  Section 2.4.   Modification and Termination of Special Tax Covenants          8
  Section 2.5.   Purchase of Bonds by Issuer and Company                        8
  Section 2.6.   Further Assurances                                             8

ARTICLE III
  ISSUANCE OF THE BONDS; ACQUISITION, CONSTRUCTION,
  INSTALLATION AND FINANCING OF PROJECT                                         9
  Section 3.1.   Acquisition, Construction and Equipping of the Project         9
  Section 3.2.   Agreement to Issue Bonds; Application of Proceeds; Project Fund
9
  Section 3.3.   [INTENTIONALLY OMITTED]                                        9
  Section 3.4.   [INTENTIONALLY OMITTED]                                        9
  Section 3.5.   Limitation of Issuer's Liability                               9
  Section 3.6.   Disclaimer of Warranties                                       9
  Section 3.7.   Cost of Project                                                10
  Section 3.8.   [INTENTIONALLY OMITTED]                                        10
  Section 3.9.   Investment of Funds                                            10
  Section 3.10.  Special Arbitrage Certifications                               10
  Section 3.11.  Depositories of Moneys and Security for Deposit                10

ARTICLE IV
  PROVISIONS FOR PAYMENT                                                        11
  Section 4.1.   Title to the Project                                           11
  Section 4.2.   Payment Obligations of the Company                             11
  Section 4.3.   Credit Facility; Alternate Credit Facility; Confirmation;
                 Substitute Confirmation                                        12
  Section 4.4.   Administrative Expenses                                        13
  Section 4.5.   Obligations of the Company Absolute and Unconditional          13

 Section 4.6.   Company Consent to Assignment of Loan Agreement
                and Execution of Indenture                                     14
 Section 4.7.   Company's Performance Under Indenture                          14

ARTICLE V
  PARTICULAR AGREEMENTS                                                         15
  Section 5.1.   Maintenance, Operation and Insuring of Project; Taxes;
                 No Operation of Project by Issuer                              15
  Section 5.2.   Local Government Commission's, Issuer's, Trustee's and
                 Paying Agent's Expenses; Release and Indemnification
                 Provisions                                                     15
  Section 5.3.   Maintenance of Existence                                       16
  Section 5.4.   [INTENTIONALLY OMITTED]                                        16
  Section 5.5.   Agreement of Issuer Not to Assign or Pledge                    16
  Section 5.6.   Redemption of Bonds                                            16
  Section 5.7.   Reference to Bonds Ineffective After Bonds Paid                17
  Section 5.8.   Assignment, Sale or Lease of Project                           17
  Section 5.9.   Non-Arbitrage Covenant                                         17
  Section 5.10.  Notice of Bonds Outstanding and Owners of Bonds                17
  Section 5.11.  Financing Statements                                           17
  Section 5.12.  Arbitrage Rebate                                               18
  Section 5.13.  Use of Proceeds; Tax Covenants and Other Matters               18
  Section 5.14.  Compliance with Reimbursement Agreement                        21
  Section 5.15.  Inspection of Project                                          21
  Section 5.16.  Project List                                                   21
  Section 5.17.  No Warranty of Condition or Suitability by Issuer              21

ARTICLE VI
  EVENTS OF DEFAULT AND REMEDIES                                                22
  Section 6.1.   Events of Default Defined                                      22
  Section 6.2.   Remedies                                                       23
  Section 6.3.   No Remedy Exclusive                                            24
  Section 6.4.   Agreement to Pay Counsel Fees and Expenses                     24
  Section 6.5.   Waiver of Events of Default and Rescission of Acceleration     24

ARTICLE VII
  PREPAYMENT UNDER LOAN AGREEMENT                                               25
  Section 7.1.   Option to Prepay in Full                                       25
  Section 7.2.   Mandatory Prepayment                                           25
  Section 7.3.   Option to Prepay in Part                                       25
  Section 7.4.   Relation of Options to Indenture                               25
  Section 7.5.   Obligations After Payment of Note and Termination
                 of Loan Agreement                                              25

ARTICLE VIII
  MISCELLANEOUS                                                                 26
  Section 8.1.   Term of Loan Agreement                                         26
  Section 8.2.   Notices                                                        26

   Section 8.3.   Binding Effect                                                 27
   Section 8.4.   Severability                                                   27
   Section 8.5.   Amounts Remaining in Bond Fund                                 27
   Section 8.6.   Reliance by Issuer                                             27
   Section 8.7.   Issuer's Obligations Limited                                   27
   Section 8.8.   Immunity of Directors, Officers and Employees of Issuer and
                  the Local Government Commission                                28
   Section 8.9.   Payments by Credit Provider; Confirming Bank                   28
   Section 8.10.  Amendments, Changes and Modifications                          28
   Section 8.11.  Counterparts                                                   28
   Section 8.12.  Captions                                                       29
   Section 8.13.  Amendment of Loan Agreement                                    29
   Section 8.14.  Law Governing Construction of Loan Agreement                   29
   Section 8.15.  No Third Party Beneficiary                                     29


   EXHIBIT A DESCRIPTION OF PROJECT
   EXHIBIT B FORM OF NOTE

                                 LOAN AGREEMENT


      This LOAN AGREEMENT (the "Loan Agreement") is entered into as of March 1, 1996, between THE MECKLENBURG COUNTY INDUSTRIAL FACILITIES AND POLLUTION CONTROL FINANCING AUTHORITY (the "Issuer"), a political subdivision and body corporate and politic, duly organized and existing under the laws of the State of North Carolina, and STERIGENICS INTERNATIONAL, a California corporation (the "Company");

                                    PREAMBLES

      WHEREAS, the Issuer is a political subdivision and body corporate and politic, duly organized and existing under the State of North Carolina pursuant to the Industrial and Pollution Control Facilities Financing Act, Chapter 159C of the North Carolina General Statutes, as amended (the "Act"), with full lawful power and authority to enter into this Loan Agreement by and through its governing body;

      WHEREAS, the Issuer is authorized by the provisions of the Act to issue its revenue bonds from time to time and lend the proceeds thereof to a private corporation as provided in the Act for the purpose of paying for all or any part of an industrial or manufacturing facility, including an industrial development facility such as the Project (as hereinafter defined) authorized under the Act;

      WHEREAS, the Issuer is further authorized by the provisions of the Act to mortgage and pledge any or all of such facilities, whether then owned or thereafter acquired, as security for the payment of the principal of, premium, if any, and interest on any such revenue bonds issued thereunder and any agreements made in connection therewith and to pledge or assign the revenues and receipts from such facilities or loan or from any other source to the payment of such bonds;

      WHEREAS, by resolution adopted pursuant to and in accordance with the provisions of the Act, the Issuer has determined that the financing of (i) the acquisition of an approximately 5.5 acre site at 10811 Withers Cove Park Drive, Charlotte, Mecklenburg County, North Carolina, (ii) the acquisition, construction and equipping of an approximately 64,000 square foot contract radiation sterilization processing facility thereon and (iii) the acquisition and installation of machinery, equipment and other personal property to be used in connection therewith, to be used primarily for the sterilization of health care, laboratory, pharmaceutical and packaging products (collectively, the "Project"), which constitutes an industrial project under the Act, is in the public interest and has authorized and undertaken to finance the Project and to obtain the funds therefor by the issuance of its $9,000,000 Industrial Development Revenue Bonds (SteriGenics International Project), Series 1996 (the "Bonds") under an Indenture of Trust securing such Bonds, between the Issuer and Bank One, Columbus, N.A., as trustee (the "Trustee"), dated as of the date hereof (the "Indenture");

      WHEREAS, the Issuer proposes to loan the proceeds for the sale of the Bonds to the Company to finance the costs of the Project upon the terms and conditions hereinafter set forth;

      WHEREAS, the Company has agreed under this Loan Agreement to make, or cause to be made, payments sufficient to pay when due (whether at stated maturity, upon redemption, by acceleration, upon purchase or otherwise) the principal of, premium, if any, and interest on the Bonds; and

      WHEREAS, in order to further secure the Company's obligation to make the payments due under this Loan Agreement and to provide for the purchase of Bonds, the Company and Comerica Bank California (the "Credit Provider") have entered into the Reimbursement Agreement (as defined below) pursuant to which the Credit Provider will issue its irrevocable, direct pay letter of credit in an amount not to exceed $9,148,000 in favor of the Trustee at the request and for the account of the Company upon the terms set forth in the Reimbursement Agreement, and which will be confirmed by Comerica Bank, a Michigan state banking corporation (the "Confirming Bank"), through the issuance of its confirmation letter (the "Confirmation") providing for the Confirming Bank to honor conforming drawings under the Credit Facility to the extent that such drawings are not honored by the Credit Provider in accordance with the terms and conditions of the Credit Facility.

      NOW THEREFORE, for and in consideration of the premises and the respective representations and agreements and mutual covenants contained in this Loan Agreement, the Issuer and the Company covenant and agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND CERTAIN RULES OF INTERPRETATION

      Section 1.1. DEFINITIONS. In addition to the words and terms elsewhere defined herein, the following words and terms as used herein shall have the following meanings unless the context or use clearly indicates another or different meaning or intent, and any other words and terms defined in the Indenture shall have the same meanings when used herein as assigned them in the Indenture unless the context or use clearly indicates another or different meaning or intent:

      "CHAIRMAN" means the Chairman or the Vice Chairman of the Issuer.

      "COMPANY DOCUMENTS" means this Loan Agreement, the Note, the Placement and Remarketing Agreement and the Credit Provider Documents.

      "COST OF PROJECT" with respect to the Project shall be deemed to include the cost of all items permitted to be financed under the provisions of the Act, including those items set forth in Section 3.7.

      "COUNTY " means the County of Mecklenburg, North Carolina, a political subdivision of the State.

      "CREDIT PROVIDER DOCUMENTS" means the Reimbursement Agreement, the Environmental Indemnity, the Deed of Trust and the Security Agreement.

      "CREDIT PROVIDER REPRESENTATIVE" means each person at the time designated to act on behalf of the Credit Provider by written certificate furnished to the Company and the Trustee containing the specimen signature of each such person and signed on behalf of the Credit Provider by a Vice President or its President. Such Certificate may designate an alternate or alternates.

      "DEED OF TRUST" means the Deed of Trust dated as of March 1, 1996, executed and delivered by the Company to the deed of trust trustee named therein for the benefit of the Credit Provider, as amended, modified or supplemented from time to time.

      "DEFAULT" means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default hereunder.

      "EVENT OF DEFAULT" means one of the events so denominated and described in
Section 6.1 hereof.

      "ENVIRONMENTAL INDEMNITY" means the unsecured environmental indemnity agreement dated as of March 1, 1996 by and between the Company and the Credit Provider.

      "INDENTURE" means the Indenture of Trust, of even date herewith, between the Issuer and the Trustee, pursuant to which the Bonds are to be issued and secured, including any amendments, supplements, alterations or modifications thereto from time to time.

      "INDEPENDENT ARCHITECT" means an architect, engineer or firm of architects or engineers selected by the Company, which architect, engineer or firm of architects or engineers must have no specific interest, direct or indirect, in the Company, and, in the case of individual, must not be a director, officer or employee of the Company and, in the case of a firm, must not have a partner, director, officer or employee who is a director, officer or employee of the Company.

      "INDEPENDENT COUNSEL" means an attorney, or firm thereof, admitted to practice law before the highest court of any state in the United States of America or the District of Columbia and not an employee on a full-time basis of either the Issuer, the Trustee, the Credit Provider or the Company (but who or which may be regularly retained by any one or more of them).

      "INDEPENDENT ENGINEER" means an engineer or engineering firm registered and qualified to practice the profession of engineering under the laws of the State and not an employee on a full-time basis of either the Issuer or the Company (but who or which may be regularly retained by either).

      "LOAN AGREEMENT" means this Loan Agreement as it now exists and as it may hereafter be amended, modified or supplemented from time to time pursuant to
Article XII of the Indenture.

      "LOCAL GOVERNMENT COMMISSION" or "LGC" means the Local Government Commission of North Carolina, a division of the Department of State Treasurer, and any successor or successors thereto.

      "NET PROCEEDS OF SALE OF THE BONDS" means those proceeds of the sale of the Bonds remaining after payment of all expenses in connection with the issuance of the Bonds and the deposit of all accrued interest (if any) received from the sale of the Bonds in the Bond Fund.

      "NOTE" means the promissory note of the Company in the principal amount of $9,000,000, dated as of March 8, 1996, in the form attached hereto as Exhibit B, issued pursuant hereto and delivered to the Issuer as consideration for the loan of the proceeds of the Bonds for the acquisition, construction and equipping of the Project, and any amendment or supplement thereto or substitution therefor.

      "OWNER" or "OWNERS" means the registered owner of any Bond shown on the bond registration books kept by the Paying Agent as Registrar.

      "PAYMENT IN FULL OF THE BONDS" specifically encompasses the situations referred to in Article XI of the Indenture.

      "PLEDGED REVENUES" means and shall include:

            (a) the payments required to be made by or on behalf of the Company under this Loan Agreement except payments to (i) the Trustee and the Paying Agent for services rendered as Trustee under the Indenture and as Paying Agent for the Bonds and payments to be made to any Co-Trustee for services rendered under the Indenture and (ii) expenses, indemnification and other payments required to be made pursuant to Sections 5.2 and 6.4 hereof;

            (b) all moneys and securities from time to time held by the Trustee under the Indenture in any fund or account (other than the Rebate Fund) and any proceeds which arise with respect to 3 any disposition of any of the property, money, securities and interests granted by the Issuer to the Trustee under the Granting Clause of the Indenture; and

            (C) all moneys received by the Trustee from time to time as a result of a draw under the Credit Facility or the Confirmation, if applicable.

      "PROJECT" means (i) the acquisition of an approximately 5.5 acre site at 10811 Withers Cove Park Drive, Charlotte, Mecklenburg County, North Carolina,
(ii) the acquisition, construction and equipping of an approximately 64,000 square foot contract radiation sterilization processing facility thereon and
(iii) the acquisition and installation of machinery, equipment and other personal property to be used in connection therewith, to be used primarily for the sterilization of health care, laboratory, pharmaceutical and packaging products, as more fully described on Exhibit A hereto.

      "SECRETARY" means the Secretary or Assistant Secretary of the Issuer.

      "SECURITY AGREEMENT" means the Security Agreement dated as of March 1, 1996, between the Company and the Credit Provider, as amended, modified or supplemented from time to time.

      "TAX REGULATORY AGREEMENT" means the Arbitrage and Tax Regulatory Agreement dated as of March 1, 1996 executed among the Issuer, the Company and the Trustee.

      TRUSTEE FEES" means the periodic fees and expenses charged by the Trustee in order to serve as Trustee under the Indenture.

      "U.C.C." means the Uniform Commercial Code of the State, as now or hereafter amended.

      Section 1.2. CERTAIN RULES OF INTERPRETATION. The definitions set forth in
Section 1. I shall be equally applicable to both the singular and plural forms of the terms therein defined and shall cover all genders.

      "HEREIN," "HEREBY," "HEREUNDER," "HEREOF," "HEREINBEFORE," "HEREINAFTER" and other equivalent words refer to this Loan Agreement and not solely to the particular Article, Section or subdivision hereof in which such word is used.

      Reference herein to an Article number (eg., Article IV) or a Section number (eg., Section 6.2) shall be construed to be a reference to the designated Article number or Section in this Loan Agreement unless the context or use clearly indicates another or different meaning or intent.

      Section 1.3. OTHER DEFINED TERMS. Capitalized terms used herein and not otherwise defined in this Loan Agreement shall have the meanings given such terms in the Indenture.



                                [End of Article I

                                   ARTICLE II

                                 REPRESENTATIONS

      Section 2.1. REPRESENTATIONS BY THE ISSUER. The Issuer makes the following representations as the basis for the undertakings on its part herein contained:

            (a) ORGANIZATION AND AUTHORITY. The Issuer is a political subdivision and body corporate and politic, duly organized and validly existing pursuant to the provisions of the Act. The Issuer has all requisite power and authority under the Act to (i) issue the Bonds, (ii) lend the proceeds thereof to the Company to reimburse the Company for certain costs incurred in acquiring, constructing and equipping the Project, and (iii) enter into, and perform its obligations under this Loan Agreement, the Placement and Remarketing Agreement and the Indenture.

            (b) PENDING LITIGATION. To the knowledge of the Issuer, there are no actions, suits, proceedings, inquiries or investigations pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer in any court or before any governmental authority or arbitration board or tribunal, which involve the possibility of materially and adversely affecting the transactions contemplated by this Loan Agreement, the Placement and Remarketing Agreement or the Indenture or which, in any way, would materially and adversely affect the validity or enforceability of the Bonds, the Indenture, the Placement and Remarketing Agreement, this Loan Agreement or any agreement or instrument to which the Issuer is a party and which is used or contemplated for use in the consummation of the transactions contemplated hereby or thereby.

            (c) ISSUE, SALE AND OTHER TRANSACTIONS ARE LEGAL AND AUTHORIZED. The issuance and sale of the Bonds and the execution and delivery by the Issuer of this Loan Agreement, the Placement and Remarketing Agreement and the Indenture, and the compliance by the Issuer with all of the provisions of each thereof and of the Bonds (i) are within the purposes, powers and authority of the Issuer,
(ii) have been done in full compliance with the provisions of the Act, are legal and will not conflict with or constitute an THE part of the Issuer a violation of or a breach of or default under, or result in the creation of any lien, charge or encumbrance upon any property of the Issuer (other than as contemplated in the Indenture) under the provisions of, any activating resolution, by-law, indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Issuer is a party or by which the Issuer is bound, or to the best of Issuer's knowledge any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any of its activities or properties, and
(iii) have been duly authorized by all necessary corporate action on the part of the Issuer.

            (d) GOVERNMENTAL CONSENTS; COMPLIANCE WITH LAWS. No further approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any regulatory or governmental body, federal, State or local, is required in connection with (1) the execution, issuance, sale and delivery of the Bonds by the Issuer, (2) the execution or delivery of or compliance by the Issuer with the terms and conditions of this Loan Agreement, the Placement and Remarketing Agreement and the Indenture, or
(3) the assignment by the Issuer of its rights under the Loan Agreement and the Note. The consummation by the Issuer of the transactions set forth in the manner and under the terms and conditions as provided herein will comply with all applicable State, local and federal laws and any rules and regulations promulgated thereunder by any regulatory authority or agency.

            (e) NO DEFAULTS; NO CONFLICTS. To the best of the Issuer's knowledge, no event has occurred and no condition exists with respect to the Issuer which would constitute an "event of default" as defined in this Loan Agreement, the Placement and Remarketing Agreement or the Indenture or which, with the lapse of time or with the giving of notice or both, would become such an "event of default." To the best of the Issuer's knowledge, the Issuer is not in default in the payment of principal of or interest on any of its indebtedness for borrowed money and, to the best of the Issuer's knowledge, is not in default under any instrument under or subject to which any indebtedness for borrowed money has been incurred, and no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder. The Issuer is not (1) in violation of the resolution creating it or any existing law, rule or regulation applicable to it or (2) to the best of the Issuer's knowledge, in default under any indenture, mortgage, deed of trust, lien, lease, contract, note, order, judgment, decree or other agreement, instrument or restriction of any kind by which it or any of its assets are or may be bound or affected. The execution and delivery by the Issuer of this Loan Agreement, the Indenture and the issuance of the Bonds and compliance with the terms and conditions hereof and thereof will not conflict with or result in the breach of or constitute a default under any of the above described instruments or other restrictions,

            (f) NO PRIOR PLEDGE. Neither this Loan Agreement nor any of the Pledged Revenues have been pledged or hypothecated in any manner or for any purpose other than as provided in the Indenture as security for the payment of the Bonds.

            (g) NATURE AND LOCATION OF PROJECT. The financing of the Cost of Project is authorized under the Act and is in furtherance of the public purpose for which the Issuer was created. The Issuer authorizes the Company, subject to the terms and conditions set forth in this Loan Agreement, which terms and conditions the Issuer determines to be necessary, desirable and proper, to provide for the acquisition, construction and equipping of the Project by such means as shall be available to the Company and in the manner determined by the Company.

      Section 2.2. NO REPRESENTATION OR WARRANTY BY ISSUER AS TO PROJECT. The Issuer makes no representation or warranty concerning the suitability of the Project for the purpose for which it is being undertaken by the Company. The Issuer has not made any independent investigation as to the feasibility or creditworthiness of the Company, and any bond purchaser, assignee of the Loan Agreement or any other party with any interest in this transaction, shall make its own independent investigation as to the creditworthiness and feasibility of the Project, independent of any representation or warranties of the Issuer.

      Section 2.3 REPRESENTATIONS BY THE COMPANY. The Company makes the following representations as the basis for the undertakings on its part herein contained:

            (a) ORGANIZATION AND POWER. The Company (a) is a corporation (i) duly organized, validly existing and in good standing under the laws of the State of California and (ii) duly qualified as a foreign corporation, validly existing and in good standing under the laws of the State of North Carolina and
(b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now being conducted and as presently proposed a) be conducted except where failure to obtain or retain a license or permit would not have a materially adverse effect on the Company's business.

            (b) PENDING LITIGATION. There are no proceedings pending, or to the knowledge of the Company threatened, against or affecting the Company in any court or before any governmental authority, arbitration board or tribunal which if adversely determined, would materially and adversely affect the transactions contemplated by this Loan Agreement, the Placement and Remarketing Agreement or the Indenture or which, in any way, would materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company, or the ability of the Company to perform its obligations under the Company Documents. The Company is not in default with respect to an order of any court, governmental authority, arbitration board or tribunal.

            (c) AGREEMENTS ARE LEGAL AND AUTHORIZED. The execution and delivery by the Company of each of the Company Documents and the compliance by the Company with all of the provisions hereof and thereof (i) are within the corporate power of the Company, (ii) will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any property of the Company under the provisions of, any agreement, articles of incorporation, by-laws or other instrument to which the Company is a party or by which it may be bound, or any license, judgment, decree, law, statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its activities or properties, (iii) will not result in a violation of any constitutional or statutory provision or order, rule, regulation, decree or ordinance of any court, government or governmental authority having jurisdiction over the Company or its property, and (iv) have been duly authorized by all necessary corporate action on the part of the Company.

            (d) GOVERNMENTAL CONSENT. Neither the Company nor any of its businesses or properties, nor any relationship between the Company and any other person, nor any circumstances in connection with the execution, delivery and performance by the Company of the Company Documents or the offer, issue, sale or delivery by the Issuer of the Bonds, is such as to require the consent, approval or authorization of, or the filing, registration or qualification with, any governmental authority on the part of the Company other than those already obtained; provided, however, that no representation is made as to any consents, approvals or authorizations required in connection with the construction or occupancy of the Project.

            (e) NO DEFAULTS. No event has occurred and no condition exists with respect to the Company that would constitute an "event of default"under any of the Company Documents or which, with the lapse of time or with the giving of notice or both, would become such an "event of default." The Company is not in violation in any material respect of any agreement, articles of incorporation, by-laws or other instrument to which it is a party or by which it may be bound. The Company is not in default in the payment of principal of or interest on any of its indebtedness for borrowed money and is not in default under any instrument under and subject to which any indebtedness has been incurred, and no event has occurred and is continuing under the provisions of any such instrument that with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

            (f) COMPLIANCE WITH LAW. The Company is not in violation in any material way of any laws, ordinances, governmental rules or regulations to which it is subject and has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, which violation or failure to obtain might materially and adversely affect the properties, business, prospects, profits or conditions (financial or otherwise) of the Company.

            (g) RESTRICTIONS ON THE COMPANY. The Company is not a party to any contract or agreement that materially and adversely affects the business of the Company.

            (h) INDUCEMENT. The issuance of the Bonds by the Issuer and the lending of the proceeds thereof to the Company to reimburse the 'Company for certain costs incurred in acquiring, constructing and equipping the Project have
(i) induced the Company to locate the Project in the County and (ii) will assist the Company in providing continued employment and industry in the County.

            (i) COMPLETION OF THE PROJECT. The Project was completed and placed into service on September 9, 1994.

            (i) LOCATION OF THE PROJECT. The Project is located entirely within the geographical boundaries of the County of Mecklenburg, North Carolina.

            (k) OPERATION OF THE PROJECT. The Company will own and operate the Project, or cause it to be operated, as an "industrial project"within the meaning of the Act until the Bonds are no longer outstanding.

      Section 2.4. MODIFICATION AND TERMINATION OF SPECIAL TAX CONVENANTS. Subsequent to the issuance of the Bonds and prior to their payment in full (or provision for the payment thereof having been made in accordance with the provisions of the Indenture), neither this Loan Agreement nor the Note may be amended, changed, modified, altered or terminated except as permitted herein and by the Indenture and with the written consent of the Company, the Trustee and the Credit Provider. Subject to Article XII of the Indenture, the Issuer, the Trustee, and the Company hereby agree to amend this Loan Agreement to the extent required or permitted, in the opinion of Bond Counsel, in order for interest on the Bonds to be excluded from gross income of the Owners thereof for federal income tax purposes under Section 103(a) of the Code. The party requesting such amendment shall notify the other party to this Loan Agreement and the Trustee of the proposed amendment, with a copy of such requested amendment to Bond Counsel. After review of such proposed amendment, Bond Counsel shall render to the Trustee an opinion as to the effect of such proposed amendment upon the includability of interest on the Bonds in the gross income of the recipient thereof for federal income tax purposes.

      Section 2.5. PURPOSE OF BONDS BY ISSUER AND COMPANY. Except for purchases to pay the Purchase Price of Bonds tendered or deemed tendered under the Indenture or to retire Bonds, the Issuer and the Company agree that they shall not purchase any Bonds, directly or indirectly.

      Section 2.6. FURTHER ASSURANCES. The Company will execute and deliver such other documents, instruments, agreements and certificates, and do such further acts, as the Trustee under the Indenture may reasonably require for the better assuring, assigning and confirming to the Trustee the amounts assigned under the Indenture for the payment of the Bonds.


                               [End of Article II]

                                   ARTICLE III

                    ISSUANCE OF FREE BONDS; ACQUISITION, CONSTRUCTION,
                      INSTALLATION AND FINANCING OF PROJECT


      Section 3.1. ACQUISITION, CONSTRUCTION AND EQUIPPING OF THE PROJECT. The Company has completed the Project as described in Exhibit A and the Company has obtained all licenses, permits and consents required for the acquisition, construction and installation of the Project, and the Issuer shall have no responsibility therefor. The Company will not take any action or fail to take any action which would adversely affect the qualification of the Project under the Act or the exclusion of the interest on the Bonds from gross income of the Owners thereof for federal income tax purposes.

      Section 3.2. AGREEMENT TO ISSUE BONDS; APPLICATION OF PROCEEDS; PROJECT FUND. In order to provide funds to make a loan to the Company for the payment of a portion of the cost of acquiring, constructing and equipping the Project, the Issuer agrees that as soon as possible it will authorize, validate, sell and cause to be delivered to the initial purchaser or purchasers thereof, the Bonds, bearing interest and maturing as set forth in Article II of the Indenture, at a price to be approved by the Company and Credit Provider, and it will thereupon make the loan of the proceeds of the Bonds received from the sale thereof by depositing the sale proceeds in the Project Fund created under the Indenture. the moneys in the Project Fund shall be used to reimburse the Company for certain costs incurred in acquiring, constructing and equipping the Project and for paying certain of the costs of issuing the Bonds.

      Section 3.3.  [INTENTIONALLY OMITTED].

      Section 3.4.  [INTENTIONALLY OMITTED].

      Section 3.5. LIMITATION OF ISSUER'S LIABILITY. ANYTHING CONTAINED IN THIS LOAN AGREEMENT TO THE CONTRARY NOTWITHSTANDING, ANY OBLIGATION THE ISSUER MAY INCUR IN CONNECTION WITH THE UNDERTAKING OF THE PROJECT FOR THE PAYMENT OF MONEY SHALL NOT BE DEEMED TO CONSTITUTE A DEBT OR GENERAL OBLIGATION OF THE ISSUER, THE COUNTY, THE STATE OR ANY POLITICAL SUBDIVISION THEREOF, BUT SHALL BE PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS DERIVED BY IT FROM THIS LOAN AGREEMENT AND THE NOTE, INCLUDING PAYMENTS RECEIVED UNDER THE NOTE, AND FROM PAYMENTS MADE PURSUANT TO THE CREDIT FACILITY. NO PROVISION IN THIS LOAN AGREEMENT OR ANY OBLIGATION HEREIN IMPOSED UPON THE ISSUER, OR THE BREACH THEREOF, SHALL CONSTITUTE OR GIVE RISE TO OR IMPOSE UPON THE ISSUER, THE COUNTY, THE STATE OR ANY POLITICAL SUBDIVISION THEREOF A PECUNIARY LIABILITY OR A CHARGE UPON ITS GENERAL CREDIT OR TAXING POWERS. NO OFFICER OR MEMBER OF THE ISSUER, THE COUNTY, THE STATE OR ANY POLITICAL SUBDIVISION THEREOF SHALL BE PERSONALLY LIABLE ON THIS LOAN AGREEMENT.

      Section 3.6 DISCLAIMER OF WARRANTIES. The Company recognizes that since the Project has been acquired, constructed and equipped by the Company and by contractors and suppliers selected by the Company, NEITHER THE ISSUER NOR THE TRUSTEE MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION OR WORKMANSHIP OF ANY PART OF THE PROJECT OR ITS SUITABILITY FOR THE PURPOSES OF THE COMPANY OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE BONDS WILL PAY THE COST TO BE INCURRED IN CONNECTION THEREWITH.

      Section 3.7 COST OF PROJECT. Anything herein notwithstanding, no item of cost which exceeds with all other such items (a) five percent (5 %) of the net proceeds (including investment proceeds) of the Bonds which is not a qualified cost under the Code, including but not limited to (i) costs paid or incurred prior to October 13, 1992, (ii) interest on the Bonds following completion of the acquisition, construction and equipping of the Project, or (iii) (a) the costs of issuance of the Bonds, or (b) two percent (2%) of the principal amount of the Bonds which is an issuance cost, shall be considered a Cost of Project that is eligible to be paid or reimbursed from the proceeds of the Bonds. To the extent permitted by law without affecting the exclusion of the interest on the Bonds from gross income of the Owners thereof for federal income tax purposes, if the Company determines that it has exceeded the foregoing limitation, it shall immediately repay to the Project Fund sufficient monies to bring it into compliance with such limitation.

      Section 3.8.  [INTENTIONALLY OMITTED].

      Section 3.9. INVESTMENT OF FUNDS. Except for amounts on deposit in the Rebate Fund, any moneys held in the Bond Fund or the Project Fund or any other fund created under the Indenture shall be invested or reinvested by the Trustee as set forth in Article X of the Indenture, to the extent permitted by law, in the Permitted Investments (as defined in the Indenture), at the telephonic or oral direction (confirmed in writing) of the Company Representative. Amounts on deposit in the Rebate Fund shall be invested pursuant to Section 5.12. All such investments shall at all times be a part of the fund (the Project Fund, the Bond Fund or such other fund created under the Indenture, as the case may be) from where the moneys used to acquire such investments shall have come, and all income and profits on such investments shall be credited to, and losses thereon shall be charged against, such fund.

      Section 3.10. SPECIAL ARBITRAGE CERTIFICATIONS. The Company covenants with the Issuer, the Trustee and the Owners from time to time of the Bonds that so long as any Bond remains Outstanding, moneys on deposit in any fund or account in connection with the Bonds, whether or not such moneys were derived from the proceeds of the sale of the Bonds or from any other sources, will not be used in a manner which will cause the Bonds to be "arbitrage bonds," within the meaning of Section 148 of the Code and any lawful regulations promulgated or proposed thereunder. The Issuer and the Company each covenant and agree on their own behalf that they shall not take any action, cause any action to be taken, omit to take any action or cause any omission to occur which would cause the interest on the Bonds to become includible in the gross income of the Owners thereof for federal income tax purposes.

      Section 3.11. DEPOSITORIES OF MONEYS AND SECURITY FOR DEPOSIT. All moneys received by the Issuer in connection with the issuance of the Bonds (other than for its fees and expenses) shall be deposited in accordance with the Indenture in the Project Fund created under the Indenture. All such moneys deposited shall be applied in accordance with the terms and for the purposes herein set forth and shall not be subject to lien or attachment by any creditor of the Issuer.

      The Issuer and the Company agree for the benefit of each other and for the benefit of the Trustee and the Owners of the Bonds that the Net Proceeds of the sale of the Bonds will not be used in any manner which would affect the exclusion from gross income for federal income tax purposes of the interest on the Bonds.

                              [End of Article III]

                                   ARTICLE IV

                             PROVISIONS FOR PAYMENT


      Section 4.1. TITLE TO THE PROJECT. The Issuer acknowledges that (i) the Issuer will not be vested with any interest in the Project as a result of its authorization, validation, sale, or issuance of the Bonds to finance the cost of the acquisition, construction and equipping thereof, and (ii) that the only security for the Bonds will be the Credit Facility or the Confirmation, if applicable, the moneys deposited in the funds and accounts (other than the Rebate Fund) created under the Indenture and the other property and rights constituting the Trust Estate.

      Section 4.2.  PAYMENT OBLIGATIONS OF THE COMPANY.

            (a) As consideration for the issuance of the Bonds and the lending of the Bond proceeds to the Company by the Issuer in accordance with the provisions of this Loan Agreement, the Company agrees to execute and deliver the Note to the Issuer. In addition, the Company agrees (i) except as provided in subsection (b) of this Section, to make prompt payment to the Trustee, as assignee and pledgee of the Issuer, for deposit in the Bond Fund, of all payments on the Note as and when the same shall be due and payable, and (ii) to pay pursuant hereto and the Note sums sufficient to pay the principal and purchase price of, premium, if any, and interest on the Bonds (whether at maturity, upon redemption or acceleration, upon any Purchase Date or otherwise) when and as the same shall be due and payable. All such payments shall be made to the Trustee at its Principal Office in lawful money of the United States of America, except as may be otherwise agreed to by the Trustee.

            (B) In order to provide for the payments required in subsection (a) of this Section, the Company shall cause the Credit Provider to deliver the Credit Facility and the Confirming Bank to deliver the Confirmation to the Trustee simultaneously with the original issuance and delivery of the Bonds, and hereby authorizes and directs the Trustee to draw moneys under the Credit Facility and the Confirmation in accordance with the provisions of the Indenture to the extent necessary to make any payments of principal and purchase price of, and interest on the Bonds as and when the same become due. The Company shall receive as a credit against its obligations to make the payments described in subsection (a) of this Section all payments made by the Credit Provider under the Credit Facility and the Confirmation and all other amounts described in Section 3.02 or 6.06 of the Indenture.

            (c) If the Company should fail to make any of the payments required in subsection (a) and (b) above, the item or installment which the Company has failed to make shall continue as an obligation of the Company until the same shall have been fully paid, and the Company agrees to pay the same with interest thereon at the rate per annum borne by the Bonds until paid in full.

            (d) In addition, the Company agrees to pay the costs of issuing the Bonds which are not being paid with the proceeds from the sale of the Bonds by depositing the same with the Trustee. Such moneys shall be disbursed by the Trustee in accordance with written instructions from the Company.

            (e) Anything herein, in the Indenture or in the Bonds to the contrary notwithstanding, the obligations of the Company hereunder shall be subject to the limitation that payments constituting interest under this Section shall not be required to the extent that the receipt of such payment by the Owner of any Bond would be contrary to the provisions of law applicable to such Owner which limit the maximum rate of interest which may be charged or collected by such Owner.

      Section 4.3. CREDIT FACILITY; ALTERNATE CREDIT FACILITY; CONFIRMATION; SUBSTITUTE CONFIRMATION.

            (a) The Credit Facility delivered to the Trustee simultaneously with the original issuance and delivery of the Bonds constitutes an irrevocable obligation of the Credit Provider to pay to the Trustee, upon request and in accordance with the terms thereof, up to an amount equal to the principal amount of Bonds Outstanding plus (i) if the Bonds initially bear interest at a Variable Rate, during any Variable Rate Period, 50 days' interest on the Bonds, computed at a rate per annum equal to the Maximum Rate and on the basis of the actual number of days elapsed during a 365 day or 366 day year, as appropriate, or (ii) if the Bonds initially bear interest at a Term Rate, during any Term Rate Period, 204 days' interest on the Bonds (or, if the Term Rate Period to be established will consist of fewer than 6 months, the number of days' interest on the Bonds obtained by adding 20 days to the number of days in such Term Rate Period) computed at a rate per annum equal to the Maximum Rate and on the basis of a 360 day year of twelve 30 day months.

            (b) The Company shall have the option from time to time to provide the Trustee with an Alternate Credit Facility in accordance with the provisions of Section 6.08 of the Indenture. If at any time there shall have been delivered to the Trustee an Alternate Credit Facility, together with the other documents and opinions required by Section 6.08 of the Indenture, then the Trustee shall accept such Alternate Credit Facility and promptly surrender the previously held Credit Facility to the issuer thereof for cancellation, in accordance with the terms of such Credit Facility. If at any time there shall cease to be any Bonds Outstanding under the Indenture, the Trustee shall promptly surrender the Credit Facility to the Credit Provider, in accordance with the terms of such Credit Facility, for cancellation. The Trustee shall comply with the procedures set forth in the Credit Facility relating to the termination thereof.

            (c) The Confirmation delivered to the Trustee simultaneously with the original issuance and delivery of the Bonds constitutes an irrevocable obligation of the Confirming Bank to pay to the Trustee, upon request and in accordance with the terms thereof, up to an amount equal to the principal amount of Bonds Outstanding plus (i) if the Bonds initially bear interest at a Variable Rate during any Variable Rate Period, 50 days' interest on the Bonds, computed at a rate per annum equal to the Maximum Rate and on the basis of the actual number of days elapsed during a 365 day or 366 day year, as appropriate, or (ii) if the Bonds initially bear interest at a Term Rate, during any Term Rate Period, 204 days' interest on the Bonds (or, if the Term Rate Period to be established will consist of fewer than 6 months, the number of days' interest on the Bonds obtained by adding 20 days to the number of days in such Term Rate Period) computed at a rate per annum equal to the Maximum Rate and on the basis of a 360 day year of twelve 30 day months.

            (d) The Company shall have the option from time to time to provide the Trustee with a Substitute Confirmation in accordance with the provisions of Section 6.08 of the Indenture. If at any time there shall have been delivered to the Trustee a Substitute Confirmation, together with the other documents and opinions required by Section 6.08 of the Indenture, then the Trustee shall accept such Substitute Confirmation and promptly surrender the previously held Confirmation to the issuer thereof for cancellation, in accordance with the terms of such Confirmation. If at any time there shall cease to be any Bonds outstanding under the Indenture, the Trustee shall promptly surrender the Confirmation to the Confirming Bank, in accordance with the terms of such

Confirmation, for cancellation. The Trustee shall comply with the procedures set forth in the Confirmation relating to the termination thereof.

      Section 4.4. ADMINISTRATIVE EXPENSES. The Company shall pay, or cause to be paid, an amount equal to (i) the fees and charges of the Trustee incurred in connection with the rendering of its ordinary and extraordinary services as Trustee under the Indenture, as and when the same become due, including the reasonable fees of its Counsel, (ii) the fees and charges of the Paying Agent for acting as Paying Agent for the Bonds, including the fees and expenses of its Counsel, (iii) the fees and expenses of the Placement Agent for serving as Placement Agent for the Bonds, including the fees and expenses of its Counsel, and any other amounts due and payable to the Placement Agent under the Placement and Remarketing Agreement, (iv) the fees and expenses of the Remarketing Agent for serving as Remarketing Agent for the Bonds, including the fees and expenses of its Counsel, and any other amounts due and payable to the Remarketing Agent under the Placement and Remarketing Agreement, (v) the fees and expenses of the Rating Agency for issuing and maintaining its securities rating on the Bonds and
(vi) the out-of-pocket expenses, administrative expenses and Counsel fees of the Issuer. The Company may, without constituting grounds for an Event of Default hereunder, withhold payment of any such fees and charges of the Trustee or the Paying Agent, to contest in good faith the necessity for any extraordinary services of the Trustee and the reasonableness of any extraordinary expenses of the Trustee, or to contest in good faith the necessity for any services performed and expenses paid or incurred by, and the reasonableness of any fees, charges or expenses of, the Paying Agent. If the Company should fail to make any of the payments required in this Section, the item or installment which the Company has failed to make shall continue as an obligation of the Company until the same shall have been fully paid, with interest thereon at the rate per annum borne by the Bonds until paid in full.

      Section 4.5. OBLIGATIONS OF THE COMPANY ABSOLUTE AND UNCONDITIONAL. Subject to the provisions of Section 6.5 hereof, the obligations of the Company to make or to cause (pursuant to the Credit Facility) to be made the payments required in Sections 4.2 and 4.4 and to perform and observe the other agreements on its part contained herein shall be absolute and unconditional and shall not be subject to diminution by set-off, counterclaim, abatement or otherwise by reason of any action or inaction of the Trustee, the Issuer or any third party. Until such time as the principal of, and the interest on, the Bonds shall have been paid in full, the Company (a) will not suspend or discontinue any payments provided for in Sections 4.2 and 4.4 except to the extent the same have been prepaid, (b) will perform and observe all its other agreements contained herein, and (c) except as provided in Article VII hereof, will not terminate this Loan Agreement for any cause, including, without limiting the generality of the foregoing, any acts or circumstances that may constitute failure of consideration, sale, loss, eviction or constructive eviction, destruction of or damage to the Project, condemnation, commercial frustration of purpose, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either, or any failure of the Issuer to perform and observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection herewith or with the Indenture. Notwithstanding the foregoing, the obligation of the Company to make payments hereunder shall be satisfied and discharged to the extent moneys are received by the Trustee pursuant to the Credit Facility or the Confirmation, if applicable, remarketing proceeds (with respect to the Purchase Price) or other available sources under the Indenture. Nothing contained hi this Section shall be construed to release the Issuer from the performance of any of the agreements on its part herein contained; and if the Issuer should fail to perform any such agreement, the Company may institute such action against the Issuer as the Company may deem necessary to compel performance so long as such action shall not impair the agreements on the part of the Company hereunder.

      Nothing contained herein shall be construed as a waiver of any rights which Company may have against the Issuer under this Loan Agreement, or against any person under this Loan Agreement, the Indenture or otherwise, or under any provision of law; provided, however, that the Company shall pursue any rights or remedies against the Issuer, the Trustee, any Owner or any third party in connection herewith, or in connection with the Indenture, the Company Documents or otherwise relating to the Bonds and security therefor only in a separate action, and not by way of any set-off, counterclaim, cross-claim or third party action in any suit brought to enforce the rights of the Owners, the Trustee or the Issuer under this Loan Agreement, the Indenture, the Company Documents or otherwise in connection herewith; and provided further, that in order to preserve the right of the Company to raise such issues in any separate suit, any claim of the Company which, but for this Section 4.5 would be a compulsory counterclaim, shall be identified as such in the first responsive pleading filed by the Company to any action brought by the Issuer, Trustee, any Owner or any person.

      Section 4.6. COMPANY CONSENT TO ASSIGNMENT OF LOAN AGREEMENT AND EXECUTION OF INDENTURE. The Company understands that the Issuer will, pursuant to the Indenture and as security for the payment of the principal of, premium, if any, and the interest on the Bonds, assign and pledge to the Trustee, and create a security interest in favor of the Trustee in certain of its rights, title and interest in and to this Loan Agreement (including all Pledged Revenues) reserving, however, the Unassigned Rights; and the Company hereby agrees and consents to such assignment and pledge. The Company acknowledges that it has received a copy of the Indenture and consents to the execution of the same by the Issuer; provided, however, such consent does not constitute a representation as to the accuracy of any representations or warranties made thereunder.

      Section 4.7. COMPANY'S PERFORMANCE UNDER INDENTURE. The Company agrees, for the benefit of the Owners, to do and perform all acts and things contemplated in the Indenture to be done or performed by it.


                               [End of Article IV]

                                    ARTICLE V

                              PARTICULAR AGREEMENTS


      Section 5.1. MAINTENANCE, OPERATION AND INSURING OF PROJECT; TAXES; NO OPERATION OF PROJECT BY ISSUER. The Company hereby agrees that it will at its own expense maintain and operate all portions of the Project during their useful lives or until they are replaced with facilities necessary to the operation of the Project. This Loan Agreement does not prevent the Company from merging or consolidating with another entity as permitted by Section 5.3. The Company further agrees that, except for taxes contested in good faith, it will pay all taxes levied with respect to the Project and the income therefrom and that it will at its own expense keep the Project properly insured against loss or damage from such perils usually insured against by businesses operating or owning like properties and maintain public liability insurance and all such worker's compensation or other similar insurance as may be required by law. Evidence of such insurance will be furnished to the Trustee, the Issuer and the Credit Provider upon request. Nothing contained in this Loan Agreement shall be deemed to authorize or require the Issuer to operate the Project or to conduct any business enterprise in connection therewith.

   Section 5.2. LOCAL GOVERNMENT COMMISSION'S, ISSUER'S, TRUSTEE'S AND PAYING AGENT'S EXPENSES; RELEASE AND INDEMNIFICATION PROVISIONS. The Company agrees, whether or not the transactions contemplated by the Company Documents and the Indenture shall be consummated, to indemnify and hold harmless (i) the Local Government Commission and (ii) the Issuer and its officers, commissioners, directors, officials, employees and agents, including the Trustee, the Paying Agent and Counsel to the Issuer (any and all of the foregoing being hereinafter referred to as the "Indemnified Persons"), from and against any and all claims, actions, suits, proceedings, expenses, judgments, damages, penalties, fines, assessments, liabilities, charges or other costs (including, without limitation, all attorneys' fees and expenses incurred in connection with enforcing this Loan Agreement or collecting any sums due hereunder and any claim or proceeding or any investigation in connection therewith) relating to, resulting from or in connection with (a) any cause whatsoever in connection with the Project, including, without limitation, the acquisition, design, construction, installation, equipping, operation, maintenance or use thereof or the financing thereof including any expenses arising from the failure to make payment of principal and interest on the Bonds; (b) any act or omission of the Company or any of its agents, contractors, servants, employees or licensees, in connection with the Project; (c) the issuance and sale of the Bonds; and (d) a misrepresentation or breach of warranty by the Company hereunder or under any of the Company Documents, or any violation by the Company of any of its covenants hereunder or under any of the other Company Documents. In addition, the Trustee shall be indemnified for (i) any actions taken or omitted by the Trustee in accordance with the terms of this Loan Agreement, the Bonds, the Placement and Remarketing Agreement, the Credit Facility, the Note or the Indenture and (ii) any actions taken at the request of or with the consent of the Company. The foregoing indemnities are effective only with respect to any loss incurred by the Indemnified Persons not due to willful misconduct, gross negligence, or bad faith on the part of such Indemnified Persons. In case any action or proceeding shall be brought against one or more of the Indemnified Persons and in respect of which indemnity may be sought, as provided herein, such Indemnified Person or Indemnified Persons shall promptly notify the Company in writing and the Company shall promptly assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person or Indemnified Persons, payment of all expenses and the right to negotiate and consent to settlement; but the failure to notify the Company as provided herein shall not relieve the Company from any liability that it may have (i) under this Section, so long as the Company is given the reasonable opportunity to defend such claim, and (ii) otherwise than under this Section. Any one or more of the Indemnified Persons shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Persons or Indemnified Persons unless (1) the employment of such counsel has been specifically authorized in writing by the Company, (2) the named parties to any such action (including any impleaded parties) include both the Company and such Indemnified Person or Indemnified Persons and representation of both the Company and such Indemnified Person or Indemnified Persons by the same counsel would be inappropriate due to actual or potential differing interests between them, or (3) the Indemnified Person or Indemnified Persons have been advised that one or more legal defenses may be available to any or all of them which may not be available to the Company in which case the Company shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. The Company shall not be liable for any settlement of any such action effected without its consent, but if settled with such consent or if there is a final judgment in any such action with or without consent, the Company agrees to indemnify and hold harmless the Indemnified Person or Indemnified Persons from and against any loss by reason of such settlement or judgment.

      The provisions of this Section shall survive the termination of this Loan Agreement.

      Section 5.3. MAINTENANCE OF EXISTENCE. The Company agrees that so long as any Bonds remain outstanding it shall maintain its existence as a corporation organized under the laws of the State of California and shall not merge or consolidate with any other entity and shall not transfer or convey all or substantially all of its property, assets and licenses; provided, however, the Company may, without violating any provision hereof, consolidate with or merge into another domestic entity (ie., an entity existing under the laws of one of the states of the United States of America or the District of Columbia) or permit one or more other domestic entities to consolidate with or merge into it, or transfer all or substantially all of its assets to another domestic entity, but only on the condition that:

            (a) the assignee entity or the entity resulting from or surviving such merger (if other than the Company) or consolidation or the entity to which such transfer is made expressly assumes in writing and agrees to perform all of the Company's obligations hereunder and under the other Company Documents;

            (b) in connection with any such consolidation, merger or transfer, the Credit Provider shall expressly ratify and affirm that the Credit Facility remains in full force and effect;

            (c) the surviving entity shall preserve and keep in full force and effect all licenses and permits necessary to the proper conduct of its business; and

            (d) the Company obtains and delivers to the Issuer, the Trustee, and the Credit Provider an opinion of Bond Counsel to the effect that the proposed transaction will not adversely affect the exclusion from gross income of interest on the Bonds of the Owners thereof for federal income tax purposes.

      Section 5.4.  [INTENTIONALLY OMITTED]

      Section 5.5. AGREEMENT OF ISSUER NOT TO ASSIGN OR PLEDGE. Except for the assignment and pledge of the Trust Estate in the Indenture, the Issuer agrees that it will not attempt to further assign, pledge, transfer or convey its interest in or create any assignment, pledge, lien, charge or encumbrance of any form or nature with respect to any of the property, moneys, securities and rights granted by the Issuer to the Trustee under the Granting Clauses of the Indenture.

      Section 5.6. REDEMPTION OF BONDS. The Issuer or the Trustee, at the request at any time of the Company and if the same are then redeemable, shall forthwith take all steps that may be necessary under the applicable redemption provisions of the Indenture to effect redemption of all or any portion of the 16

Bonds, as may be specified by the Company, on the earliest redemption date on which such redemption may be made under such applicable provisions or upon the date set for the redemption by the Company pursuant to Article VD hereof. As long as no Event of Default on behalf of the Company exists hereunder and the Issuer is not obligated to call Bonds pursuant to the terms of the Indenture, neither the Issuer nor the Trustee shall redeem any Bond prior to its stated maturity unless requested to do so in writing by the Company.

      Section 5.7. REFERENCE TO BONDS INEFFECTIVE AFTER BONDS PAID. Upon Payment in Full of the Bonds and all fees and charges of the Issuer, the Trustee and the Paying Agent, all references herein to the Bonds, the Paying Agent and the Trustee shall be ineffective and neither the Issuer, the Paying Agent, the Trustee nor the Owners of any of the Bonds shall thereafter have any rights hereunder and the Company shall have no further obligation hereunder, saving and excepting those that shall have theretofore vested and any right of any Indemnified Person (as defined in Section 5.2) to indemnification under Section 5.2, which right shall survive the payment of the Bonds and the termination of this Loan Agreement. Reference is hereby made to Article XI of the Indenture which sets forth the conditions upon the existence or occurrence of which Payment in Full of the Bonds shall be deemed to have been made.

      Section 5.8. ASSIGNMENT, SALE OR LEASE OF PROJECT. The Company may assign its interest in this Loan Agreement and may sell, lease or otherwise dispose of the Project, in whole or in part, provided that (i) the purchaser, lessee or transferee in such transaction shall be bound by the terms and provisions of this Loan Agreement, (ii) such transaction shall not affect the liability of the Credit Provider under the Credit Facility, and (iii) an opinion of Bond Counsel is provided to the Issuer, the Trustee, and the Credit Provider to the effect that such transaction will not adversely affect the exclusion of the interest on the Bonds from gross income of the Owners thereof for federal income tax purposes. Notwithstanding the foregoing, the Company will remain primarily liable for its obligations hereunder until provision has been made for Payment in Full of the Bonds.

      Section 5.9. NON-ARBITRAGE COVENANT. The Company hereby covenants and agrees with the Issuer and the Trustee for the benefit of the Owners of any Bonds, present and future, that it will not make, or permit, any use of the proceeds of the Bonds which will cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code. The Company shall deliver to the Issuer its certificate, evidencing the reasonable expectations of the Company, in such reasonable form as the Issuer shall specify and upon which the Issuer may rely in furnishing its own certificate. The covenants contained in this Section are in addition to, and not in limitation of, the covenants contained in Sections
2.4 and 3.10 hereof.

      Section 5.10. NOTICE OF BONDS OUTSTANDING AND OWNERS OF BONDS. The Company agrees that on or prior to July 15 of each year it will deliver or cause to be delivered to the Issuer and the Local Government Commission a certificate stating the principal amount of the Bonds Outstanding as of the close of business on June 30 of such year, and, upon request of the Local Government Commission, a list of the registered Owners of the Bonds as of such June 30.

      Section 5.11. FINANCING STATEMENTS. The Company hereby covenants and agrees with the Issuer and the Trustee that it shall furnish to the Credit Provider and the Trustee, quinquennially on or before the 1st day of March of each fifth year (commencing March 1, 2001), an Opinion of Counsel in a form acceptable to the Credit Provider, to the effect that all financing or continuation statements have been filed, and all other action has been taken, to perfect and validate continuously from the date hereof the security interests granted by the Indenture. The cost of preparing and filing all such financing statements and continuation statements shall be paid by the Company.

      Section 5.12. ARBITRAGE REBATE.

            (a) The Company acknowledges having read Sections 5.07 and 5.08 of the Indenture and agrees to perform all duties expressly or implicitly imposed upon it by such Sections and by the Tax Regulatory Agreement referred to therein. Insofar as Sections 5.07 and 5.08 of the Indenture and the Tax Regulatory Agreement expressly or implicitly impose duties and responsibilities on the Company, they are specifically incorporated herein by reference.

            (b) Nothing contained in this Loan Agreement or in the Indenture shall be interpreted or construed to require the Issuer to pay the Rebate Amount, such obligations being the sole responsibility of the Company.

            Section  5.13. USE OF PROCEEDS; TAX COVENANTS AND OTHER MATTERS.

            (a) USE OF PROCEEDS; PROHIBITED USE OF PROJECT, ETC. Neither the Issuer nor the Company shall cause any proceeds of the Bonds to be expended, except pursuant to the Indenture and this Loan Agreement. The Company shall not
(i) requisition or otherwise allow payment out of proceeds of the Bonds (A) if such payment is to be used for the acquisition of any property (or an interest therein) unless the first use of such property is pursuant to such acquisition, provided that this clause (A) shall not apply (1) to any building (and the equipment purchased as a part thereof, if any) if the "rehabilitation expenditures," as defined in Section 147(d) of the Code, with respect to the building equal or exceed 15% of the portion of the cost of acquiring the building (including such equipment) financed with the proceeds of the Bonds, or
(2) to any other property if the rehabilitation expenditures with respect thereto equal 100% of the cost of acquiring such property financed with the proceeds of the Bonds; (B) if as a result of such payment, 25 % or more of the proceeds of the Bonds would be considered as having been used directly or indirectly for the acquisition of land (or an interest therein); (C) if, as a result of such payment, less than 95 % of the net proceeds of the Bonds, expended at the time of such acquisition would be considered as having been used for costs of the acquisition, construction, or reconstruction or improvement of land or property of a character subject to the allowance for depreciation, within the meaning of Section 144(a)(1)(A) of the Code ("Qualifying Costs"); or
(D) if such payment is used to pay issuance costs (including counsel fees and placement fees) of the Bonds in excess of an amount equal to 2% of the principal amount of the Bonds; (ii) take or omit, or permit to be taken or omitted, any other action with respect to the use of such proceeds the taking or omission of which has or would result in the loss of the exclusion of interest on the Bonds from gross income of the Owners thereof for federal income tax purposes; or
(iii) take or omit, or permit to be taken or omitted, any other action the taking or omission of which has or would cause the loss of such exclusion. Without limiting the generality of the foregoing, the Issuer and the Company will not used the proceeds of the Bonds, or permit such proceeds to be used directly or indirectly, for the acquisition of land (or an interest therein) to be used for farming purposes, or to provide (x) any facility the primary purpose of which is retail food and beverage services, automobile sales or service or the provision of recreation or entertainment, (y) any airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, any store the principal business of which is the sale of alcoholic beverages for consumption off premises, any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet spots facility (including any hand ball or racquetball court), hot tub facility, suntan facility, or race track, or
(z) single or multifamily residences. The Company shall not permit the use of the Project by any person to whom any part of the aggregate authorized face amount of the Bonds would be allocated pursuant to Section 144(a)(10) of the Code if the amount so allocated when increased as provided in Section 144(a)(10) of the Code would exceed $40,000,000.

            (b) COMMENCEMENT OF CONSTRUCTION; FIRST USERS. The Company hereby represents that (i) neither "construction" nor "acquisition" or "installation" of the Project "commenced" prior to October 13, 1992 within the meaning of the Treasury Regulations promulgated under the Code; (ii) no person, firm or corporation who was a "substantial user" of the Project (within the meaning described in such term under the Code) before the date of issuance of the Bonds and was or will be a "substantial user" of the Project following its being placed in service, has received or will receive, directly or indirectly, any proceeds from the issuance and sale of the Bonds; and (iii) the Project was not first used prior to the date 18 months prior to die issuance of the Bonds.

            (c) ECONOMIC LIFE OF PROJECT. The Company hereby represents that the weighted average maturity of the Bonds does not exceed 120% of the "average reasonably expected economic life" of the components comprising the Project, determined pursuant to Section 147(b) of the Code. The Company agrees that it will not make any changes in the Project which would, at the time made, cause 120% of the "average reasonably expected economic life" of the components of the Project, determined pursuant to Section 147(b) of the Code, to be less than the "weighted average maturity" of the Bonds.

            (d) CERTIFICATE OF INFORMATION; INTERNAL REVENUE SERVICE FORM 8038. (Internal Revenue Service Form 8038.) The Company hereby represents that the information contained herein and in the Tax Regulatory Agreement delivered in connection with the issuance of the Bonds with respect to the compliance with the requirements of Section 103 and Sections 141 through 150 of the Code, including the information in Internal Revenue Service Form 8038 (excluding the issue number and the employer identification number of the Issuer) filed by the Issuer with respect to the Bonds and the Project, is true and correct in all material respects.

            (e) ARBITRAGE AND REBATE. Neither the Company nor the Issuer shall
(i) take or omit to take any action, or approve, the making by the Company of any investment or use of any proceeds of the Bonds or any other moneys within their respective control (including, without limitation, the proceeds of any insurance or any condemnation award with respect to the Project), or the taking or omission of any other action, which would cause the Bonds to be "arbitrage bonds" within the meaning of Section 148 of the Code, or (ii) approve the use of any proceeds from the sale of the Bonds otherwise than in accordance with this Loan Agreement or the Tax Regulatory Agreement, barring any unforeseen circumstances, in which event, the Company and the Issuer shall use such proceeds with due diligence and shall otherwise comply with this Loan Agreement. Without limiting the generality of the foregoing, the Company shall at its sole expense take all action required under Section 148 of the Code and Treasury Regulations thereunder to prevent loss of the exclusion of the interest on the Bonds from gross income of the Owners thereof for federal income tax purposes under such Section, including, but not limited to, paying on behalf of the Issuer the "rebatable arbitrage amount" to the United States of America in accordance with the requirements set forth in the related Treasury Regulations and complying with the requirements of Section 5.08 of the Indenture, including making the annual calculations and deposits required therein. The Company shall also comply with any similar requirements contained in any Treasury Regulations adopted in place of the existing Treasury Regulations and all other requirements of any such Treasury Regulations, to the extent applicable to the Bonds. The Company shall, upon request of the Issuer, provide the Issuer a copy of all calculations, compliance reports and all other documents prepared in compliance with Section 148 of the Code, the Tax Regulatory Agreement, this Section 5.13(e) and Section 5.08 of the Indenture. All costs and expenses incurred in connection with the satisfaction of such requirements shall be paid by the Company.

            (f) USE BY UNITED STATES OF AMERICA OR ITS AGENCIES. The Company has not permitted and shall not permit the Project to be used or occupied other than as a member of the general public in any manner for compensation by the United States of America or an agency or instrumentality thereof, including any entity with statutory authority to borrow from the United States of America (in any case within the meaning of Section 149(b) of the Code) unless, with respect to any future use of the Project, the Company shall deliver to the Trustee an Opinion of Bond Counsel in form and substance satisfactory to the Trustee to the effect that such will not impair the exclusion of interest on the Bonds from gross income of the Owners thereof for federal income tax purposes.

            (g) OTHER BONDS TO BE ISSUED. Neither the Company nor any related person (or group of related persons which includes the Company) has guaranteed, arranged, participated in, assisted with, borrowed the proceeds of, or leased facilities financed by, private activity bonds within the meaning of Section 141 of the Code which are sold at substantially the same time as the Bonds, sold pursuant to the same plan of financing as the Bonds and are reasonably expected to be paid from substantially the same source of funds as the Bonds.

            (h) LIMIT ON AMOUNT OF BONDS, REPORTS. The Company represents that on the date of the issuance of the Bonds (i) obligations were not assumed, expenditures were not made and outstanding obligations did not exist that will cause the "aggregate face amount" of the Bonds as computed under the provisions of Section 144(a) and related sections of the Code to exceed $10,000,000, and (ii) outstanding obligations did not exist that would cause the "aggregate face amount" of the Bonds allocated to any "test-period beneficiary," as defined in Section 144(a)(10) of the Code, when increased by such obligations as provided in Section 144(a)(10) of the Code, to exceed $40,000,000. During the three-year period beginning on the date of the issuance of the Bonds (or, in the case of clause (B) below, the date the Project is placed in service, unless the Company provides to the Trustee an Opinion of Bond Counsel that such restriction is no longer applicable), the Company shall not make any expenditure, assume any obligation, permit the use of the Project by any person or take or permit other action that would cause the "aggregate face amount" of the Bonds as computed under the provisions of Section 144(a) and related sections of the Code (A) to exceed $10,000,000 or such other maximum dollar amount then permitted by the Code, or (B) allocated to any "test-period beneficiary", when increased by such obligations as provided in Section 144(a)(10) of the Code, to exceed $40,000,000, and shall on the anniversary date of the issuance of the Bonds until the third anniversary date of the issuance of the Bonds or the date on which the Project is placed into service, whichever is later, file a report with the Trustee setting forth all capital expenditures and bond issues used in calculating such limits under Section 144(a) of the Code since the last report received by the Trustee, accompanied by a certificate of the Company Representative certifying compliance with the requirements of this Section.

      The Company and the Issuer shall file any reports or statements and take any other action as may be required from time to time with respect to the qualification of the Bonds as qualified small issue bonds within the meaning of
Section 144(a) of the Code.

            (i)   ELECTION.  The Issuer hereby elects to have the provisions of
      Section 144(a)(4) of the Code apply to the Bonds.

            ( j) COVENANT TO MAINTAIN TAX EXEMPTION. The Issuer and the Company hereby covenant and agree on their own behalf that they shall not take any action, cause any action to be taken, omit to taken any action or cause any omission to occur which would cause the interest on the Bonds to become includible in the gross income of the Owners thereof for federal income tax purposes.

      Section 5.14. COMPLIANCE WITH REIMBURSEMENT AGREEMENT. The Company hereby covenants and agrees that it will comply with all covenants and obligations applicable to it in the Reimbursement Agreement from time to time in effect or, if the Reimbursement Agreement is terminated prior to the termination of this Loan Agreement, the Company agrees to comply with all covenants and obligations applicable to it in the Reimbursement Agreement as in effect immediately prior to the termination thereof until the termination of this Loan Agreement and the payment of the Company's obligation hereunder.

      Section 5.15. INSPECTION OF PROJECT. The Issuer, the Trustee and their duly authorized agents shall have the right at all reasonable times to enter upon any part of the premises of the Company at which the Project is located and examine and inspect the same as may be reasonably necessary for the purpose of determining whether the Company is in compliance with its obligations under
Section 5.1 or in the event of failure of the Company to perform its obligations under Section 5. 1, and the Issuer, the Trustee and their duly authorized agents shall also have the right at all reasonable times to examine the books and records of the Company insofar as such books and records relate to the acquisition, construction, installation and maintenance of the Project.

      Section 5.16. PROJECT LIST. The Company shall maintain at the Project site a list setting forth in reasonable detail all items constituting the Project, and, to the extent applicable, all plans and specifications relating to the Project.

      Section 5.17. NO WARRANTY OF CONDITION OR SUITABILITY BY ISSUER. The Company recognizes that the Issuer does not deal in goods of the kind comprising components of the Project or otherwise hold itself out as having knowledge or skill peculiar to the practices or goods involved in the Project, and that the Issuer is not one to whom such knowledge or skill may be attributed by its employment of an agent or broker or other intermediary who by his occupation holds himself out as having such knowledge or skill. The Company further recognizes that since the components of the Project have been designated and selected by the Company, THE ISSUER HAS NOT MADE AN INSPECTION OF THE PROJECT OR OF ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, AND, EXCEPT AS OTHERWISE PROVIDED HEREIN, THE ISSUER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR OTHERWISE, WITH RESPECT TO THE SAME OR TO THE LOCATION, USE, DESCRIPTION, DESIGN, MERCHANTABILITY, FITNESS FOR USE FOR ANY PARTICULAR PURPOSE, CONDITION OR DURABILITY THEREOF, TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY THE COMPANY, IN THE EVENT OF ANY DEFECT OR DEFICIENCY OF ANY NATURE IN THE PROTECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER PATENT OR LATENT, THE ISSUER SHALL HAVE NO RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES OR REPRESENTATIONS BY THE ISSUER, EXPRESS OR IMPLIED (TO THE EXTENT PERMITTED BY APPLICABLE LAW), WITH RESPECT TO THE PROJECT OR ANY FIXTURE OR OTHER ITEM CONSTITUTING A PORTION THEREOF, WHETHER ARISING PURSUANT TO THE U.C.C. OR ANOTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.


                               [End of Article V]

                                   ARTICLE VI

                         EVENTS OF DEFAULT AND REMEDIES


      Section 6.1. EVENTS OF DEFAULT DEFINED. The following shall be "Events of Default" hereunder and the term "Event of Default" shall mean, whenever it is used herein, any one or more of the following events:

            (a) failure by the Company to make any payment required to be made under the Note or Section 4.2(a) when the same becomes due and payable.

            (b) failure by the Company to comply with the provisions of Section
`     7.2;

            (c) failure by the Company to observe or perform any agreement hereunder or on its part to be observed or performed, other than as referred to in subsection (a) or (b) of this Section, for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, given to the Company and to the Credit Provider by the Issuer or the Trustee, unless the Issuer and the Trustee shall agree in writing to an extension of such time prior to its expiration; provided, however, if the failure stated in the notice cannot be corrected within the applicable period, the Issuer and the Trustee will not unreasonably withhold their consent to an extension of such time if it is possible to correct such failure and corrective action is instituted by the Company or the Credit Provider within the applicable period and diligently pursued until the failure is corrected; or in the case of any such default which can be cured with due diligence but not within such thirty-day period, the Company's or Credit Provider's failure to proceed promptly to cure such default and thereafter prosecute the curing of such default with due diligence;

            (d) any representation by or on behalf of the Company contained in this Loan Agreement or in any instrument furnished in compliance with or in reference to this Loan Agreement, the Indenture or the Reimbursement Agreement proves false or misleading in any material respect as of the date of the making or furnishing thereof;

            (e) an "Event of Default" occurs and is continuing under the Indenture;

            (f) an "Event of Default" occurs and is continuing under the Reimbursement Agreement;

provided, however, that the occurrence of an event described in Section 6.1(d) shall not constitute an "Event of Default" hereunder, without the prior written consent of the Credit Provider.

      Upon the occurrence of an Event of Default hereunder, the Trustee shall promptly notify in writing the Issuer, the Paying Agent, the Remarketing Agent the Credit Provider and the Local Government Commission of such occurrence.

      The Company and the Issuer hereby authorize the Credit Provider to do any and all things necessary to correct any Event of Default described in subsection
(c) above on behalf of the Company.

    The foregoing provisions of subsection (c) of this Section are subject to the following limitations: If by reason of force majeure, the Company is unable in whole or in part to carry out the agreements on its part therein referred to, the failure to perform such agreements due to such inability shall not constitute an Event of Default nor shall it become an Event of Default upon appropriate notification to the Company or the passage of the stated period of time. The term "force majeure" as used herein shall mean, without limitation, the following: acts of God; strikes, lockouts or other industrial disturbances; acts of public enemies; orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, political subdivisions or officials, or any civil or military authority; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; hurricanes; tornadoes; storms; floods; washouts; droughts; arrests; restraint of government and people; civil disturbances; explosions; breakage or accident to machinery, transmission pipes or canals; partial or entire failure of utilities; or any other cause or event not reasonably within the control of the Company. The Company agrees, however, to remedy with all reasonable dispatch the cause or causes preventing the Company from carrying out its agreements; provided, that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the Company, and the Company shall not be required to make settlement of strikes, lockouts and other industrial disturbances by acceding to the demands of the opposing party or parties when such course is, in the judgment of the Company, unfavorable to the Company.

      Section 6.2. REMEDIES. Whenever an Event of Default has occurred and is continuing, the Trustee, as the assignee and pledgee of the Issuer under the Indenture, shall take any one or more of the following remedial steps:

            (a) The Trustee may declare all payments of principal and accrued interest required to be made under Section 4.2(a) and the Note to be immediately due and payable, whereupon the same shall become immediately due and payable. If the Trustee elects to exercise the remedy afforded in this subsection (a) and accelerates all payments required to be made under
      Section 4.2(a) and the Note, the Trustee must accelerate the payment of the Bonds under Section 7.02 of the Indenture and amount then due and payable by the Company as accelerated payments hereunder shall be the sum of (i) the aggregate principal amount of the outstanding Bonds, (ii) all interest on the Bonds then due and to become due to the date of payment of the principal of the Bonds, and (iii) all other amounts due and payable to the Issuer, if any, to the Owners or to the Trustee with respect to the payment of the Bonds, including Counsel fees actually incurred; or

            (b) Subject to the provisions of Section 6.5 hereof, the Trustee may take whatever action at law or in equity may appear necessary or desirable to collect any sums then due and thereafter to become due hereunder or to enforce performance and the observance of any agreement of the Company hereunder or under the Note; or

            (c) The Trustee may exercise any remedies provided in the Indenture.

            Any amounts collected pursuant to any action taken under this Section shall be paid into the Bond Fund and applied in accordance with the provisions of the Indenture and after Payment in Full of the Bonds and the payment of any costs occasioned by an Event of Default hereunder, any excess moneys in the Bond Fund shall be returned to the Company.

      The Company hereby authorizes the Trustee to draw moneys under the Credit Facility in accordance with the Indenture upon a declaration of acceleration of payment of the Bonds in an amount equal to (i) the aggregate principal amount of all outstanding Bonds, (ii) redemption premium thereon, if any (if the Credit Facility provides for the payment of such redemption premium) and (ii) all interest on the Bonds due and to become due to the date of payment. The obligation of the Company to accelerate payment of all payments required to be made by the Company pursuant to Section 4.2 upon a declaration of acceleration of payment of the Bonds shall be deemed satisfied and discharged by a corresponding drawing and payment under the Credit Facility.

      Section 6.3. NO REMEDY EXCLUSIVE. Subject to the provisions of Section 6.5, no remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy hereunder or now or hereafter existing at law, in equity or by statute. No delay or omission to exercise any right or power accruing upon the occurrence of any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient. The Trustee and the Owners of the Bonds, subject to the provisions of the Indenture, shall be entitled to the benefit of all agreements herein contained.

      Section 6.4. AGREEMENT TO PAY COUNSEL FEES AND EXPENSES. If there should occur a default or an event of default hereunder and the Trustee or the Issuer should employ Counsel or incur other expenses for the collection of sums due hereunder or the enforcement of performance or observance of any agreement on the part of the Company herein contained, the Company agrees that it will on demand therefor pay to the Trustee or the Issuer the reasonable fee of such Counsel and such other reasonable expenses so incurred by the Trustee or the Issuer.

      If the Company should fail to make any payments required in this Section, such item shall continue as an obligation of the Company until the same shall have been paid in full, with interest thereon from the date such payment was due at the rate per annum borne by the Bonds until paid in full.

      Section 6.5. WAIVER OF EVENTS OF DEFAULT AND RESCISSION OF ACCELERATION. If, in compliance with the requirements of Section 7.09 of the Indenture, the Trustee waives any event of default as therein defined with the written consent of the Credit Provider (if such consent is required by the Indenture) and its consequences or rescind any declaration of acceleration of payments of the principal of, premium, if any, and interest on the Bonds, such waiver shall also waive any event of default hereunder and its consequences and such rescission of a declaration of acceleration of the principal of, premium, if any, and interest on the Bonds shall also rescind any declaration of any acceleration of all payments required to be made under Section 4.2. In case of any such waiver or rescission, or in case any proceeding taken by the Trustee on account of any such event of default shall have been discontinued or abandoned or determined adversely, then and in every such case the Issuer, the Company, the Trustee, the Credit Provider and the Owners of the Bonds shall be restored to their former positions and rights hereunder, but no such waiver or rescission shall extend to any subsequent or other event of default or impair any right consequent thereon.


                               [End of Article VI]

                                   ARTICLE VII

                         PREPAYMENT UNDER LOAN AGREEMENT


      Section 7.1. OPTION TO PREPAY IN FULL. Unless there has been a determination which could result in a Determination of Taxability described in
Section 7.2, and subject to requirements under the Indenture for Available Moneys in certain instances, the Company shall have the option to prepay in full the Note and terminate this Loan Agreement prior to Payment in Full of the Bonds by (a) paying to the Trustee an amount of cash or Federal Securities which, together with existing investments in the Bond Fund, will provide the Bond Fund with cash or Federal Securities, the principal of and interest on which will be sufficient, in the opinion of the Trustee, (1) to redeem in accordance with the relevant section of the Indenture all Bonds then outstanding and to pay all amounts, if any, required by Section 4.01 of the Indenture on the date on which the Bonds are to be redeemed, (2) to pay at maturity all Bonds maturing prior to or simultaneously with such redemption, (3) to pay interest on all Bonds outstanding prior to their redemption or payment at maturity, and (4) to pay the reasonable fees and expenses of the Trustee and any other expenses for which the Company may be responsible under this Loan Agreement, the Note or the Indenture, and (b) by making arrangements satisfactory to the Trustee for giving the required notice of redemption.

      Section 7.2. MANDATORY PREPAYMENT. The Company shall be obligated to prepay the Note in full (a) upon the occurrence of a Determination of Taxability or the Cessation of Operations as defined in the Indenture, or (b) as otherwise provided in Section 3.01 of the Indenture.

      Section 7.3. OPTION TO PREPAY IN PART. The Company shall have the option to prepay the Note in part, and the Issuer agrees that the Trustee may accept such payments to be paid to the Trustee for deposit in the Bond Fund and used for redemption or, at the election of the Company, purchase of Outstanding Bonds in the manner and to the extent provided in the Indenture. The principal amount of each Bond so purchased, delivered or credited shall be appropriately credited by the Trustee against the obligation of the Company to make future payments on the Note.

      Section 7.4. RELATION OF OPTIONS TO INDENTURE. The options granted to the Company in this Article shall be prior and superior to the Indenture and may be exercised whether or not the Company is in default under this Loan Agreement, provided that any such default will not result in the non-fulfillment of any condition to the exercise of any such option.

      Section 7.5. OBLIGATIONS AFTER PAYMENT OF NOTE AND TERMINATION OF LOAN AGREEMENT. Anything contained herein to the contrary notwithstanding, the obligations of the Company contained in Sections 4.2(c),4.4,5.2 and 6.4 shall continue after payment of the Note and termination of this Loan Agreement.


                              [End of Article VII]

                                  ARTICLE VIII

                                  MISCELLANEOUS


      Section 8.1. TERM OF LOAN AGREEMENT. Except as provided in Section 7.5, this Loan Agreement shall terminate when Payment in Full of the Bonds shall have been made.

      Section 8.2. NOTICES. All notices, approvals, consents, requests and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or mailed by first class registered or certified mail, return receipt requested, postage prepaid, and addressed as follows or (unless specifically prohibited) when telexed or telecopied to the telex or telecopy numbers as follows:

(a)   If to the Issuer:       The Mecklenburg County Industrial Facilities and
                              Pollution Control Financing Authority
                              P.O. Box 34486
                              Charlotte, North Carolina 28234
                              Attention: Chairman

(b)   If to the Company:      SteriGenics International
                              4020 Clipper Court
                              Fremont, California 94538
                              Attention: President
                              Facsimile Transmission Number: (510) 770-1499

(c)   If to the Trustee:      Bank One, Columbus, N.A.,
                                    in care of Bank One Trust Company, N.A.
                              100 East Broad Street
                              Columbus, Ohio 43271-0181
                              Attention: Corporate Trust Department
                              Facsimile Transmission Number: (614) 248-5195

(d)   If to the
      Credit Provider:        Comerica Bank-California
                              333 W. Santa Clara Street
                              San Jose, CA 95113
                              Attention: Michael J. Archer
                              Facsimile Transmission Number: (408) 556-5396

(e)   If to the
      Remarketing Agent:      Wheat, First Securities, Inc.
                              901 East Byrd Street
                              Richmond, Virginia 23219
                              Attention: Money Market Trading
                              Facsimile Transmission Number: (804) 782-3440

(f)   If to the
      Paying Agent:           Bank One, Columbus, N.A.,
                              in care of Bank One Trust Company, N.A.
                              100 East Broad Street
                              Columbus, Ohio 43271-0181
                              Attention: Corporate Trust Department
                              Facsimile Transmission Number: (614) 248-5195

A duplicate copy of each notice, approval, consent, request or other communication given hereunder by the Issuer, the Company, the Trustee, the Remarketing Agent or the Credit Provider to any one of the others shall also be given to all of the others. The Issuer, the Company, the Trustee, the Credit Provider, the Remarketing Agent and the Paying Agent may, by notice given hereunder, designate any further or different addresses to which subsequent notices, approvals, consents, requests or other communications shall be sent or persons to whose attention the same shall be directed.

      Section 8.3. BINDING EFFECT. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and their respective successors and assigns.

      Section 8.4. SEVERABILITY. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

      Section 8.5. AMOUNTS REMAINING IN BOND FUND. It is agreed by the parties hereto that any amounts remaining in the Bond Fund and Project Fund upon expiration or sooner termination of this Loan Agreement, after Payment in Full of the Bonds, payment of the fees, charges and expenses of the Trustee, the Remarketing Agent, the Paying Agent and the Credit Provider (including, without limitation, the fees and expenses of their respective Counsel), and payment of all other amounts required to be paid under the Indenture and under the Reimbursement Agreement, including payment of rebatable arbitrage, shall be paid immediately to the Company by the Trustee.

      Section 8.6. RELIANCE BY ISSUER. The Issuer shall have the right at all times to act in reliance upon the authorization, representation or certification of the Company Representative or the Trustee.

      Section 8.7. ISSUER'S OBLIGATIONS LIMITED. Except as otherwise expressly herein provided, no recourse under or upon any obligation or agreement contained in this Loan Agreement or in any Bond or under any judgment obtained against the Issuer, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise or under any circumstances, under or independent of the Indenture, shall be had against the Issuer.

      Anything in this Loan Agreement to the contrary notwithstanding, it is expressly understood and agreed by the parties hereto that (a) the Issuer may rely conclusively on the truth and accuracy of any certificate, opinion, notice or other instrument furnished to the Issuer by the Trustee or the Company as to the existence of any fact or state of affairs required hereunder to be noticed by the Issuer; (b) the Issuer shall not be under any obligation hereunder to perform any record-keeping or to provide any legal services, it being understood that such services shall be performed either by the Trustee or the Company; and
(c) none of the provisions of this Loan Agreement shall require the Issuer to expend or risk its own funds or to otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless it shall first have been adequately indemnified to its satisfaction against the cost, expenses and liability which may be incurred thereby.

      Notwithstanding anything herein contained to the contrary, any obligation which the Issuer may incur under this Loan Agreement or under any instrument executed in connection herewith which shall entail the expenditure of money shall not be a general obligation of the Issuer but shall be a limited obligation payable solely from the Pledged Revenues.

      Section 8.8. IMMUNITY OF DIRECTORS, OFFICERS AND EMPLOYEES OF ISSUER AND THE LOCAL GOVERNMENT COMMISSION. No recourse shall be had for the enforcement of any obligation, promise or agreement of the Issuer contained in the Indenture, this Loan Agreement or in any Bond issued under the Indenture for any claim based thereon or otherwise in respect thereof, against any director, officer, employee or agent, as such, in his individual capacity, past, present or future, of the Issuer or the Local Government Commission, either directly or through the Issuer or the Local Government Commission, whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assignment or penalty or otherwise; it being expressly agreed and understood that the Bonds, the Indenture and this Loan Agreement are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any director, officer, employee or agent, as such, past, present or future, of the Issuer or the Local Government Commission, either directly or through the Issuer or the Local Government Commission, under or by reason of any of the obligations, promises or agreements entered into between the Issuer and the Company whether contained in this Loan Agreement or to be implied therefrom as being supplemental hereto or thereto, and that all personal liability of that character against every such director, officer, employee or agent is, by the execution of this Loan Agreement and the Indenture, and as a condition of, and as part of the consideration for, the execution of this Loan Agreement and the Indenture, expressly waived and released.

      Section 8.9. PAYMENTS BY CREDIT PROVIDER; CONFIRMING BANK. The Credit Provider and the Confirming Bank shall, to the extent of any payments made by it or the Confirming Bank pursuant to the Credit Facility or the Confirmation, if applicable, be subrogated to all rights of the Issuer or its assigns (including, without limitation, the Trustee) as to all obligations of the Company with respect to which such payments shall be made by the Credit Provider or the Confirming Bank, but, so long as any of the Bonds remain outstanding under the terms of the Indenture, such right of subrogation on the part of the Credit Provider shall be in all respects subordinate to all rights and claims of the Issuer for all payments which are then due and payable under the Indenture or otherwise arising under this Loan Agreement, the Indenture or the Bonds. The Trustee will, upon request, execute and deliver any instrument reasonably requested by the Credit Provider or the Confirming Bank, if applicable, to evidence such subrogation and the Trustee shall assign to the Credit Provider or the Confirming Bank, if applicable, its rights in any obligations of the Company with respect to which payment of the entire principal balance and accrued interest thereon shall be made by the Credit Provider or the Confirming Bank, if applicable.

      Section 8.10. AMENDMENTS, CHANGES AND MODIFICATIONS. Except as otherwise provided herein or in the Indenture, subsequent to me date of issuance and delivery of the Bonds and prior to their payment in full, this Loan Agreement and the Note may not be effectively amended or terminated without the written consent of the Company, the Trustee and the Credit Provider. In addition to the foregoing, any provisions contained in this Loan Agreement or any supplement hereto relating to any notice to, approval of, indemnification of, or action by the Local Government Commission may not be amended or supplemented without me prior consent of the Local Government Commission.

      Section 8.11. COUNTER PARTS. This Loan Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

      Section 8.12. CAPTIONS. The captions and headings herein are for convenience only and in no way define, limit or describe the scope or intent of any provisions hereof.

      Section 8.13. AMENDMENT OF LOAN AGREEMENT. The Board of Commissioners of the Issuer must approve all amendments of this Loan Agreement. This Loan Agreement may not be effectively modified, altered, amended or supplemented without the prior written consent of the Company, the Trustee and the Credit Provider and in accordance with the provisions of the Indenture.

      Section 8.14. LAW GOVERNING CONSTRUCTION OF LOAN AGREEMENT. This Loan Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State.

      Section 8.15. NO THIRD PARTY BENEFICIARY. It is specifically agreed between the parties executing this Loan Agreement that neither this Loan Agreement nor any of the provisions hereof are intended to establish in favor of the public or any member thereof, other than as expressly provided herein, including the assignment of the Issuer's rights under this Loan Agreement to the Trustee pursuant to the Indenture, the rights of a third party beneficiary hereunder, as to authorize any one not a party to this Loan Agreement to maintain a suit for personal injuries or property damage pursuant to the terms or provisions of this Loan Agreement. The duties, obligations and responsibilities of the parties to this Loan Agreement with respect to third parties shall remain as imposed by law.


                              [End of Article VIII]

      IN WITNESS WHEREOF, the Issuer and the Company have caused this Loan Agreement to be executed in their respective corporate names and their respective corporate seals to be affixed hereto and attested by their authorized officers, all as of the date first above written.


                                              THE MECKLENBURG COUNTY INDUSTRIAL
FACILITIES AND POLLUTION CONTROL
                                              FINANCING AUTHORITY

                                              By: [SIG]
                                                ------------------------------
                                                  Chairman

(SEAL)

Attest:

By: [SIG]
   -------------------------------
    Secretary







               [SIGNATURE PAGES CONTINUED ON THE FOLLOWING PAGE.]

                      [COUNTERPART SIGNATURE PAGE TO LOAN AGREEMENT]



                                                STERIGENICS INTERNATIONAL

                                                By: [SIG]
                                                   -----------------------------
                                                Title: Vice President Finance
                                                      --------------------------
(CORPORATE SEAL)

Attest:


By:
   --------------------------
Title:
      -----------------------

                                    EXHIBIT A
                                       to
                                 LOAN AGREEMENT


                             DESCRIPTION OF PROJECT


    The Project consists of the acquisition of an approximately 5.5 acre site at 10811 Withers Cove Park Drive, Charlotte, Mecklenburg County, North Carolina, and the acquisition, construction and equipping of an approximately 64,000 square foot contract radiation sterilization processing facility thereon, and the acquisition and installation of machinery, equipment and other personal property to be used in connection therewith, to be owned and operated by the Company for the sterilization of health care, laboratory, pharmaceutical and packaging products.

                                    EXHIBIT B

                                  FORM OF NOTE


                                 PROMISSORY NOTE

                            STERIGENICS INTERNATIONAL


$9,000,000                                                      March____, 1996


      SteriGenics International, a California corporation (the "Company"), for value received, hereby promises to pay to The Mecklenburg County Industrial Facilities and Pollution Control Financing Authority (the "Issuer"), or assigns, on March 1, 2016, the principal sum of Nine Million Dollars ($9,000,000), subject to prior payment, with interest on the unpaid principal sum, from March___, 1996, until said principal sum shall be paid, and to the extent permitted by law, interest on overdue installments of such interest, at the then interest rate provided in the Bonds, as hereinafter defined. Interest shall be payable at the interest rates payable on the Bonds, and the principal of, premium, if any, and interest on this Note shall be payable at the times as set forth in more detail in the Loan Agreement and the Indenture (as such terms are defined below).

      Payments shall be made in lawful money of the United States of America in immediately available funds on the date payment is due, at the principal corporate trust office of Bank One, Columbus, N.A., as Paying Agent (the "Paying Agent"), in Columbus, Ohio, or at such other place as the Trustee may direct in writing.

      Anything herein to the contrary notwithstanding, any amount held by Bank One, Columbus, N.A., as trustee (the "Trustee"), in the Bond Fund referred to in the Indenture, which is available to be used to pay the principal of, premium, if any or interest on the Bonds, shall, at the request of the Company, be credited against the next succeeding payment hereunder and shall reduce the payment to be made by the Company, provided that at any time during which a Credit Facility, as defined in the Indenture, is in effect, such amounts shall be in Available Moneys, as defined in the Indenture, before such credit shall be made. If the amount held by the Trustee in the Bond Fund should be sufficient to pay at the times required the principal of, premium, if any, and interest on the Bonds then remaining unpaid and to pay all fees and expenses of the Trustee, the Issuer and the Paying Agent accrued and to accrue through final payment of the Bonds (provided that at any time during which a Credit Facility is in effect such amounts constitute Available Moneys), then the Company shall not be obligated to make any further payments hereunder, except to the extent losses may be incurred in connection with investment of moneys in the Bond Fund.

   The Issuer, by the execution of the Indenture, as hereinafter defined, and the assignment form attached to this Note, is assigning this Note and the payments thereon to the Trustee acting pursuant to the Indenture of Trust, dated as of March 1, 1996 (the "Indenture"), between the Issuer and the Trustee as security for the Issuer's $9,000,000 in aggregate principal amount of The Mecklenburg County Industrial Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (SteriGenics

International Project), Series 1996 (the "Bonds"), as issued pursuant to the Indenture. Payments of principal of, premium, if any, and interest on this Note shall be made directly to the Trustee for the account of the Issuer pursuant to such assignment and applied only to the principal of, premium, if any, and interest on the Bonds. All obligations of the Company hereunder shall terminate when all sums due and to become due pursuant to the Indenture, this Note, the Loan Agreement, as hereinafter defined, and the Bonds have been paid.

      In addition to the payments of principal, premium, if any, and interest specified in the first paragraph hereof, the Company shall also pay such additional amounts, if any, which, together with other moneys available therefor pursuant to the Indenture, may be necessary to provide for payment when due (whether at maturity, by acceleration or call for redemption, mandatory purchase, purchase upon optional tenders, sinking fund redemption or otherwise) of principal and purchase price of, premium, if any, and interest on the Bonds.

      The Company shall have the option or may be required to prepay this Note in whole or in part upon the terms and conditions and in the manner specified in the Loan Agreement, dated as of March 1, 1996 (the "Loan Agreement"), between the Issuer and the Company.

      This Note is issued pursuant to the Loan Agreement in satisfaction of the Company's payment obligation in Section 4.2(a) thereof and is entitled to the benefits and subject to the conditions thereof, including the provisions of
Section 4.5 thereof that the Company's obligations thereunder and hereunder shall be unconditional as provided in such Section 4.5 All the terms, conditions and provisions of the Loan Agreement and the applicable provisions of the Bonds and the Indenture are, by this reference thereto, incorporated herein as a part of this Note, including, without limitation, the provisions of Section 8.8 of the Loan Agreement entitled "Immunity of Directors, Officers and Employees of Issuer and the Local Government Commission. "

      In case an Event of Default, as defined in the Loan Agreement, shall occur, the principal of, premium, if any, and interest on this Note may be declared immediately due and payable as provided in the Loan Agreement. Ibis Note shall be governed by, and construed in accordance with, the laws of the State of North Carolina.



                [SIGNATURE PAGE CONTINUED ON THE FOLLOWING PAGE]

      IN WITNESS WHEREOF, the Company has caused this Note to be executed in its corporate name and its seal to be hereunto affixed and attested by its duly authorized officers, all as of the date first above written.


                                                STERIGENICS INTERNATIONAL


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

(CORPORATE SEAL)

Attest:

By:
   ---------------------------
Title:
      ------------------------

                                   ASSIGNMENT


      The Mecklenburg County Industrial Facilities and Pollution Control Financing Authority (the "Issuer"), hereby irrevocably assigns, without recourse, the foregoing Note to Bank One, Columbus, N.A., as trustee (the 'Trustee"), under the Indenture of Trust, dated as of March 1, 1996 (the "Indenture"), between the Issuer and the Trustee and hereby directs SteriGenics International, a California corporation, as the maker of the Note to make all payments of principal of, premium, if any, and interest thereon directly to the Trustee at its principal corporate trust office in Columbus, Ohio, or at such other place as the Trustee may direct in writing. Such assignment is made as security for the payment of $9,000,000 in aggregate principal amount of the Issuer's Industrial Development Revenue Bonds (SteriGenics International Project), Series 1996, issued pursuant to the Indenture.



                                          THE MECKLENBURG COUNTY INDUSTRIAL
FACILITIES AND POLLUTION CONTROL
                                          FINANCING AUTHORITY


                                          By:
                                             -------------------------------
                                             Chairman